Exhibit 99.1

Exhibit A

CERTIFICATE OF DESIGNATION
OF
WESTMOORE HOLDINGS, INC.
a Nevada corporation

1)
By resolution of the Board of Directors of Westmoore Holdings, Inc. (the "Corporation") pursuant to a. provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

a)
The preferences, voting powers, qualifications and special or relative rights or privileges of Westmoore Holdings, Inc., a Nevada corporation (the “Company”) regarding the shares of Series A Preferred Stock, $.01 par value per share, shall be as follows:

i)	Authorized Amount

There are hereby authorized 1,000,000 shares of Series A Preferred Stock, subject to this Description. Shares of Series A Preferred Stock may not be sold, transferred or encumbered without the written consent of the Company, unless and until it is converted into Common Stock There shall be no additional. Series A Preferred Stock Shares authorized or issued.

ii)	Dividend Rights

The holders of Series A Preferred Stock shall not be entitled to a dividend preference. The Series A Preferred Stock shares shall be entitled to receive a dividend equal to any and all dividends authorized by the Company to holders of the Company's common shares an. a pro rata basis, as if the Series A Preferred Stock Shares had been converted. Company currently has no plans to declare or pay a dividend of any kind.

iii)	Liquidation Preference

(1)
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Series A Preferred Stock shall not be preferred in order of payment to the holders of the Company's common stock. The liquidation rights of Series A Preferred Stock shall be the same as the Company's Common Stock.

(2)
A consolidation or merger of the Company with or into any other company or companies, or a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction (including a merger or other reorganization) or series of related transactions in which more than fifty percent of the voting power of the corporation is disposed of, shall not be considered to be a liquidation, dissolution or winding up within the meaning of this section 3, provided however that each holder of Series A Preferred Stock shall have the right to convert such holder's shares of Series A Preferred Stock into shares of Common Stock in accordance with this Description.

iv)	Conversion

The 1,000,000 Shares of Series A Preferred Stock shall be convertible at the option of the holder on a ten for one basis.

(a)
in the event the Company reclassifies, splits or otherwise recapitalizes its Common Stock, the number of shares into which the Series A Preferred Stock are convertible (the "Conversion Shares") shall be adjusted, so that the aggregate outstanding shares before and after such transaction shall have the same value as before the transaction.

(b)
In the event of a consolidation or merger of the Company with or into any other company or companies, or a sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction (including a merger or other reorganization) or series of related transactions in which more than fifty percent of the voting power of the corporation is disposed of, each share of Series A Preferred Stock shall automatically convert into shares of Common Stock in accordance with this Description.

The term "Common Stock" as used in this Section shall mean the shares of the Common Stock of the Company, authorized at the date of the initial issuance of the Series A Preferred Stock or in case of a reclassification or exchange of such Common Stock, shares of the stock into or for which such Common Stock shall be reclassified or exchanged and all provisions of this section 4 shall be applied appropriately thereto and to any stock resulting from any subsequent reclassification or exchange thereof,

v)	Senior Equity Securities

While any of the shares of Series A Preferred Stock are outstanding, the Company shall not authorize or issue any equity security with liquidation rights superior to the liquidation rights set forth herein or alter or change the preferences, special rights or powers of Series A Preferred Stock so as to adversely affect the shares of Series A. Preferred Stock described herein, or create a separate class or series of preferred stock or other equity securities (including, without liquidation, instruments convertible into or otherwise carrying rights to acquire equity securities) having priority (including, without limitation, any priority as to dividends) over or on a parity with the Series A Preferred Stock, unless there is given the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least three-fourths of the aggregate number of shares of Series A Preferred Stock then outstanding.

vi)	Voting Rights

Until converted, each share of Series A Preferred Stock shall be entitled to voting rights equal to 50 shares of the Common Stock of the Company.

2)	The foregoing Certificate of Designation has been duly approved by the Board of Directors.